UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2018 (November 21, 2018)

ALCOA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37816	81-1789115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania		15212-5858
(Address of principal executive offices)		(Zip Code)

412-315-2900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Second Amendment to Credit Agreement

On November 21, 2018, Alcoa Corporation (“Holdings”), Alcoa Nederland Holding B.V., a wholly owned subsidiary of Holdings (the “Borrower”), and certain subsidiaries of Holdings, entered into a Second Amendment and Restatement Agreement (the “Second Amendment”) to the Revolving Credit Agreement, dated as of September 16, 2016, as amended as of October 26, 2016 and as amended and restated as of November 14, 2017 (the “Original Revolving Credit Agreement”), in each case, with a syndicate of lenders and issuers named therein, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) for the lenders and issuers. The Second Amendment was entered into to amend certain terms of the Original Revolving Credit Agreement (the Original Revolving Credit Agreement, as amended by the Second Amendment, the “Amended Revolving Credit Agreement”).

The Amended Revolving Credit Agreement extends the maturity date of the credit facility from November 14, 2022 to November 21, 2023, with certain extension rights in the discretion of each lender. The aggregate amount of commitments under the Amended Revolving Credit Agreement remains at $1.5 billion. In addition, the Amended Revolving Credit Agreement continues to permit the Borrower, from time to time, to request that the existing lenders (at their discretion) or new lenders provide one or more additional tranches of term loans or increase the aggregate amount of the revolving commitments, in an aggregate principal amount of up to $500 million.

Under the Amended Revolving Credit Agreement, if Holdings achieves a designated rating of at least Baa3 from Moody’s or BBB- from S&P, in each case with a stable outlook or better (the “Investment Grade Rating Condition”), each loan party shall automatically be released from its obligations under the security documents (other than the guarantee agreement to which it is a party) and liens granted by such parties on any collateral under the Amended Revolving Credit Agreement upon the Borrower delivering a notice to the Administrative Agent stating that the Investment Grade Rating Condition is satisfied and requesting that the Administrative Agent execute all documents and take all actions to release each loan party’s obligations under the security agreements and all liens on any collateral, if, at the time and immediately after giving effect to such release, no default or event of default under the Amended Revolving Credit Agreement shall have occurred or be continuing (the date on which such conditions are met, the “Collateral Release Date”).

Borrowings under the Amended Revolving Credit Agreement bear interest at a rate per annum equal to an applicable margin, plus, at the Borrower’s option, either (a) an adjusted LIBOR rate or (b) a base rate determined by reference to the highest of (1) the rate of interest quoted by the Wall Street Journal as the “Prime Rate” in the United States, (2) the greater of the federal funds effective rate and the overnight bank funding rate, plus 0.5% and (3) the one month adjusted LIBOR rate plus 1.0% per annum.

Under the Amended Revolving Credit Agreement, the applicable margin for LIBOR loans and base rate loans will vary based on Holdings’ leverage ratio, the categories of which have been adjusted, and will range from 1.50% to 2.25% for LIBOR loans and from 0.50% to 1.25% for base rate loans, subject in each case to step-downs by 0.25% for so long as Holdings has a designated rating of at least Baa3 from Moody’s or BBB- from S&P. In addition to paying interest on outstanding borrowings, the Borrower will be required to pay a quarterly commitment fee based on the unused portion of the revolving credit facility, which will also be determined by Holdings’ leverage ratios, the tiers of which have been adjusted, and will range from 0.200% to 0.425%.

The financial covenants require the maintenance of a specified interest expense coverage ratio of not less than 5.00 to 1.00, and a leverage ratio for any period of four consecutive fiscal quarters that, prior to the Collateral Release Date, is not greater than 2.50 to 1.00 and, after the Collateral Release Date, is not greater than 2.00 to 1.00, although, under the Amended Revolving Credit Agreement, such maximum leverage ratio of 2.00 to 1.00 may be increased to a level not higher than 2.25 to 1.00 in certain circumstances.

The Amended Revolving Credit Agreement contains customary affirmative covenants, negative covenants, and events of default substantially comparable to the Original Revolving Credit Agreement, but provides additional flexibility, in some cases based on financial ratios, for Holdings and its subsidiaries to make restricted payments, to make investments and to incur indebtedness, as further described below.

The Amended Revolving Credit Agreement provides additional capacity for restricted payments by raising the maximum consolidated net leverage ratio in the ratio-based test for restricted payments from 1.20 to 1.00 to 1.50 to 1.00, and through the addition of a basket that grows based on available amounts determined as (a) the sum of 50% of consolidated net income of Holdings and the Borrower and their restricted subsidiaries for a given period and 100% of certain equity and investment proceeds, minus (b) the sum of investments and restricted payments made in reliance on the available amounts basket (which is shared with the available amounts basket for investments).

The investments basket for loans or advances made by the loan parties to non-loan parties has been increased from the greater of $50 million and 0.3% of consolidated total assets to the greater of $300 million and 2.0% of consolidated total assets and, in addition, the consolidated net leverage ratio-based test for investments has been increased from 1.30 to 1.00 to 1.50 to 1.00 and certain other limitations have been removed.

The indebtedness basket for capital leases and purchase money obligations has been increased to the greater of $500 million and 3.0% of consolidated total assets. The pension refinancing debt basket was amended to permit the incurrence of an unlimited amount of pension refinancing debt subject to pro forma compliance of the applicable leverage ratio. The basket for certain letters of credit has been expanded.

The obligations of Holdings or a domestic entity under the Amended Revolving Credit Agreement, and all other obligations under the Amended Revolving Credit Agreement, are guaranteed and secured in the same manner as the Original Revolving Credit Agreement, subject to the release of the collateral on the Collateral Release Date as described above.

The foregoing description of the Amended Revolving Credit Agreement is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Second Amendment and the Amended Revolving Credit Agreement, which are attached hereto as Exhibit 10.1 and incorporated herein by reference. The representations, warranties and covenants contained in the Amended Revolving Credit Agreement were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the parties to the Amended Revolving Credit Agreement. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Amended Revolving Credit Agreement.

In the ordinary course of their respective businesses, the lenders and issuers under the Amended Revolving Credit Agreement, or their affiliates, have performed, and may in the future perform, commercial banking, investment banking, trust, advisory or other financial services for Holdings and its affiliates for which they have received, and will receive, customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation or an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K (“Form 8-K”) is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On November 26, 2018, the Company issued a press release announcing the Amended Revolving Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished pursuant to this Item 7.01 of Form 8-K, and the information contained therein shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit number	Description

10.1	Second Amendment and Restatement Agreement, dated as of November 21, 2018, which includes, as Exhibit A thereto, the Revolving Credit Agreement, dated as of September 16, 2016, as amended as of October 26, 2016, as amended and restated as of November 14, 2017, and as amended and restated as of November 21, 2018, among Alcoa Corporation, Alcoa Nederland Holding B.V., the lenders and issuers from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders and issuers.

99.1	Press release of Alcoa Corporation dated November 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA CORPORATION

Date: November 26, 2018	By:	/s/ Jeffrey D. Heeter
Jeffrey D. Heeter
Executive Vice President, General Counsel and Secretary

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